Press Contact: Allison Henk Marketing Communications Manager (765) 771-5674	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Second Quarter Results

Achieves Sequential Operating Income and EBITDA Improvement

LAFAYETTE, Ind. – August 3, 2010 – Wabash National Corporation (NYSE: WNC) reported year-over-year operating improvements across most financial and operating metrics.  The Company reported an operating loss of $5.7 million for the second quarter of 2010, compared to an operating loss of $16.7 million for the second quarter of 2009.  For the six months ended June 30, the Company reported operating losses of $16.9 million and $44.0 million for 2010 and 2009, respectively.  The improvement in operating loss of $11.0 million and $27.1 million for the three and six month periods, respectively, resulted from higher production volumes and lower raw material and component costs, as well as the cost and manufacturing optimization enhancements implemented by the Company throughout 2008 and 2009.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	June 30,	September 30,		December 31,	March 31,		June 30,
(Dollars in thousands)	2009	2009		2009	2010		2010

New Trailer Units Sold	3,200	3,600		3,300	2,600		5,400

Net Sales	$86,206	$88,324		$85,373	$78,274		$149,699

Gross Profit Margin	-6.1%	-0.4%		-2.2%	-1.2%		3.5%

Loss from Operations	$(16,664)	$(10,207)		$(11,884)	$(11,232)		$(5,715)

Net (Loss) Income	$(17,935)	$(66,404	)(1)	$10,858 (1)	$(139,079	)(1)	$(5,602	)(1)

Operating EBITDA (Non-GAAP)	$(10,687)	$(4,607)		$(6,255)	$(5,975)		$(493)

Notes:	(1)
Quarterly Net (Loss) Income includes a non-cash benefit (charge) of approximately ($54.0) million, $20.5 million, ($126.8) million, and $1.9 million related to the change in the fair value of the Company’s warrant for the third and fourth quarters of 2009 and the first and second quarters of 2010, respectively.

Dick Giromini, President and Chief Executive Officer, stated, “We are pleased to deliver significant year-over-year improvement in our operating results. Wabash National generated near-breakeven operating EBITDA and noteworthy gross margin improvement during the quarter.  In addition, we were encouraged to see continued strength in quote and order activity throughout the second quarter and a stronger backlog, which was $377 million as of June 30, up from $137 million at year-end, and $128 million as of a year ago. This represents the third consecutive quarter of backlog expansion, which is a strong indicator of the recovery occurring in our industry as the second and third quarters are generally seasonally lower periods for orders. We are positioned well to capitalize on this improved demand environment, as our efforts to rationalize our cost base and streamline our manufacturing operations have provided us with more operating leverage. A direct result of these efforts will be improved profitability as demand continues to return to more historical levels.”

Giromini continued, “Taking all of this into consideration, including industry analyst expectations for 2010 and 2011, we are updating our projection of new trailer shipments for the year, from our prior estimate of 18,000 to 22,000 units to 23,000 to 25,000 units. Additionally, third quarter shipments are expected to be in the range of 7,000 to 8,000 units, further increasing our confidence of delivering positive Operating EBITDA during the third quarter.”

Operating results for the second quarter of 2010 showed sequential improvement across most areas and reached levels not experienced since 2008.  On a non-GAAP basis, the Company’s Operating EBITDA loss of $0.5 million was better than the first quarter of 2010 by approximately $5.5 million on approximately 2,800 additional new trailer shipments. A discussion of the Company’s use of Operating EBITDA as a non-GAAP measure is included below, and a reconciliation of Operating EBITDA to net income (loss) is provided in the supplemental schedules included in this release.

Equity Offering
On May 28, 2010 the Company completed a public offering of its common stock.  The Company sold 11,750,000 shares and Trailer Investments, LLC (a wholly-owned entity of Lincolnshire Equity Fund III, L.P., a private equity investment fund managed by Lincolnshire Management, Inc.) sold 16,137,500 shares, each at a purchase price per share of $6.50.  The Company used the net proceeds from its offering of shares to redeem all of its outstanding preferred stock and to repay a portion of its outstanding indebtedness under its revolving credit facility without reducing its commitments.

Mark Weber, Senior Vice President and Chief Financial Officer, stated, “The equity offering completed during the second quarter successfully improved the Company’s capital structure and will reduce financing costs by eliminating all of the outstanding, high cost preferred stock and provided additional liquidity to meet the growth requirements already being experienced in our industry.  As a result, our liquidity, or cash plus availability under our revolver, at June 30, 2010 was $67.7 million or approximately $39 million higher than at March 31, 2010.  Completing this recapitalization of the balance sheet early in the cycle provides a solid foundation for the Company as volumes improve.”

As a result of the sale of shares by Trailer Investments, LLC, an amendment of the warrant held by Trailer Investments, LLC that was made in connection with the public offering and other adjustments, Trailer Investments, LLC now holds a warrant that remains exercisable for 9,362,581 shares as of June 30, 2010, subject to anti-dilutive upward adjustments provisions.  Excluding the warrant, shares of common stock outstanding as of July 28, 2010 was 58,946,261.

Financial Results
The Company reported a net loss of $5.6 million and $0.72 per diluted share for the second quarter of 2010 on net sales of $150 million. For the same quarter last year, the Company reported a net loss of $17.9 million, or $0.59 per diluted share, on net sales of $86 million. Second quarter new trailer sales totaled 5,400 units, an increase of 2,200 from the 3,200 units from the prior year period.

Results for the three months ended June 30, 2010 include a non-cash benefit of $1.9 million related to the decrease in the fair value of the warrant and a non-cash asset impairment of $0.4 million.  In addition, the Company incurred a loss on early extinguishment of preferred stock of $22.1 million and $0.3 million in financing fees associated with the amendment of its credit facility.  Combined, these non-recurring items impacted results by $20.9 million, and considering the preferred stock dividends in the quarter of $1.3 million had an impact of $0.55 per diluted share.

Second Quarter 2010 Conference Call
Wabash National Corporation will conduct a conference call to review and discuss its second quarter results on August 4, 2010, at 10:00 a.m. EDT.  The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 27, 2010.

Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information regarding the results of the three and six months ended June 30, 2010 contain the non-GAAP financial measure Operating EBITDA that excludes, among other things, charges incurred as a result of the fair value accounting of the Company’s outstanding stock warrants.  The charge or benefit associated with these stock warrants is presented separately within Other Income and Expense on the Company’s Condensed Consolidated Statements of Operations for the three and six month periods ended June 30, 2010.

Operating EBITDA should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net loss, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock based compensation, and other non-operating income and expense, as well as, any other non-cash special charges. Management believes Operating EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of the Company. Management uses Operating EBITDA to evaluate consolidated as well as individual business segment results. Management uses Operating EBITDA when evaluating Company performance because we believe that the exclusion of the recurring and non-recurring items identified above provides management with a basis for assessing Company performance period to period.  Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s complete understanding of our operating performance.  A reconciliation of Operating EBITDA to net income (loss) is included in the tables following this release.

About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle®, and BensonTM brand names. The Company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers as well as truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding increases in trailer demand levels, the sufficiency of the Company’s capital structure, the needs of the Company in the future, whether profitability can be achieved and encouraging signs in the macroeconomic landscape. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales	$149,699	$86,206	$227,974	$164,143
Cost of sales	144,398	91,437	223,649	184,850
Gross profit	5,301	(5,231)	4,325	(20,707)
General and administrative expenses	8,515	8,515	16,230	17,173
Selling expenses	2,501	2,918	5,042	6,103
Loss from operations	(5,715)	(16,664)	(16,947)	(43,983)
Other income (expense):
Decrease (Increase) in fair value of warrant	1,913	-	(124,852)	-
Interest expense	(998)	(1,306)	(2,025)	(2,311)
Other, net	(802)	34	(770)	89

Loss before income taxes	(5,602)	(17,936)	(144,594)	(46,205)
Income tax (benefit) expense	-	(1)	87	14
Net loss	(5,602)	(17,935)	(144,681)	(46,219)
Preferred stock dividends and early extinguishment	23,455	-	25,454	-
Net loss applicable to common stockholders	$(29,057)	$(17,935)	$(170,135)	$(46,219)
Basic and diluted net loss per share	$(0.72)	$(0.59)	$(4.78)	$(1.53)
Comprehensive loss
Net loss	$(5,602)	$(17,935)	$(144,681)	$(46,219)
Reclassification adjustment for interest rate
swaps included in net loss	-	231	-	231
Changes in fair value of derivatives, net of tax	-	-	-	118
Net comprehensive loss	$(5,602)	$(17,704)	$(144,681)	$(45,870)

Three months ended June 30,	Manufacturing	Retail & Distribution	Eliminations	Total
2010
Net sales	$132,773	$24,862	$(7,936)	$149,699
(Loss) Income from operations	$(5,717)	$97	$(95)	$(5,715)
New trailers shipped	5,400	300	(300)	5,400

2009
Net sales	$70,887	$18,199	$(2,880)	$86,206
(Loss) Income from operations	$(15,440)	$(1,308)	$84	$(16,664)
New trailers shipped	3,100	200	(100)	3,200

Six months ended June 30,
2010
Net sales	$195,522	$45,802	$(13,350)	$227,974
Loss from operations	$(16,332)	$(522)	$(93)	$(16,947)
New trailers shipped	8,000	600	(600)	8,000

2009
Net sales	$131,525	$38,882	$(6,264)	$164,143
(Loss) Income from operations	$(39,829)	$(4,289)	$135	$(43,983)
New trailers shipped	5,800	300	(200)	5,900

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net loss applicable to common stockholders	$(29,057)	$(17,935)	$(170,135)	$(46,219)
Basic and diluted weighted average common shares outstanding	40,623	30,198	35,556	30,127
Basic and diluted net loss per share	$(0.72)	$(0.59)	$(4.78)	$(1.53)

Due to the losses reported in 2010 and 2009, average diluted shares outstanding for the three and six month periods ending June 30, 2010 and 2009 exclude the antidilutive effects of the following potential common shares (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Stock options and restricted stock	400	3	276	17
Redeemable warrants	19,155	-	21,913	-
Options to purchase common shares	1,617	2,230	1,662	2,175

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets
Cash	$6,771	$1,108
Accounts receivable, net	38,261	17,081
Inventories	87,876	51,801
Prepaid expenses and other	3,712	6,877
Total current assets	136,620	76,867

Property, plant and equipment, net	103,121	108,802

Intangible assets	24,401	25,952

Other assets	10,362	12,156
	$274,504	$223,777

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligation	$337	$337
Accounts payable	70,558	30,201
Other accrued liabilities	39,790	34,583
Warrant	66,462	46,673
Total current liabilities	177,147	111,794

Long-term debt	27,591	28,437

Capital lease obligation	4,300	4,469

Other noncurrent liabilities and contingencies	3,558	3,258

Preferred stock, net of discount, 25,000,000 shares authorized, $0.01 par value,
0 and 35,000 shares issued and outstanding, respectively	-	22,334

Stockholders' equity	61,908	53,485
	$274,504	$223,777

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009

Cash flows from operating activities
Net loss	$(144,681)	$(46,219)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,723	9,600
Net gain on the sale of assets	(9)	(7)
Increase in fair value of warrant	124,852	-
Stock-based compensation	1,756	2,138
Changes in operating assets and liabilities
Accounts receivable	(21,180)	19,931
Inventories	(36,075)	25,176
Prepaid expenses and other	2,761	1,637
Accounts payable and accrued liabilities	44,795	(16,373)
Other, net	983	135
Net cash used in operating activities	$(18,075)	$(3,982)

Cash flows from investing activities
Capital expenditures	(755)	(628)
Proceeds from the sale of property, plant and equipment	526	7
Net cash used in investing activities	$(229)	$(621)

Cash flows from financing activities
Proceeds from issuance of common stock, net of expenses	72,588	-
Proceeds from exercise of stock options	305	-
Borrowings under revolving credit facilities	242,977	86,118
Payments under revolving credit facilities	(243,823)	(103,795)
Principal payments under capital lease obligation	(169)	(166)
Payments under redemption of preferred stock	(47,791)	-
Debt issuance costs paid	-	(583)
Preferred stock issuance costs paid	(120)	-
Net cash provided by (used in) financing activities	$23,967	$(18,426)

Net increase (decrease) in cash	$5,663	$(23,029)
Cash at beginning of period	1,108	29,766
Cash at end of period	$6,771	$6,737

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net loss	$(5,602)	$(17,935)	$(144,681)	$(46,219)
Income tax (benefit) expense	-	(1)	87	14
(Decrease) Increase in fair value of warrant	(1,913)	-	124,852	-
Interest expense	998	1,306	2,025	2,311
Depreciation and amortization	4,295	4,804	8,723	9,600
Stock-based compensation	927	1,173	1,756	2,138
Other non-operating expense (income)	802	(34)	770	(89)
Operating EBITDA	$(493)	$(10,687)	$(6,468)	$(32,245)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Net (loss) income	$(28,284)	$(17,935)	$(66,404)	$10,858	$(139,079)
Income tax expense (benefit)	15	(1)	(55)	(2,960)	87
Increase (Decrease) in fair value of warrant	-	-	53,983	(20,536)	126,765
Interest expense	1,005	1,306	1,148	920	1,027
Depreciation and amortization	4,796	4,804	4,832	5,153	4,428
Stock-based compensation	965	1,173	768	476	829
Other non-operating (income) expense	(55)	(34)	1,121	(166)	(32)
Operating EBITDA	$(21,558)	$(10,687)	$(4,607)	$(6,255)	$(5,975)